Exhibit 10.65

                               EXTENSION AGREEMENT

     THIS EXTENSION OF NOTE made and entered into effective as of the 17th day of August, 2001, by and between C5 Health, Inc., a Delaware corporation, hereinafter referred to as First Party and Millennium Health Communications, Inc., hereinafter referred to as Second Party.

     WITNESSETH:

     WHEREAS, on May 22nd, 2001, the First Party executed one Promissory Note ("the Note") in the amount of Five Hundred Thousand ($500,000.) Dollars, in favor of the Second Party, and due and payable on or before ninety (90) days from the date of the Note, or August 19, 2001 ("Due Date"); and

     WHEREAS, the First Party has requested that the Second Party further extend the Due Date, which the Second Party has agreed to do.

     NOW, THEREFORE, in consideration of these premises and the benefits inuring to each of the parties and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. The Due Date of August 19, 2001, is extended to December 31, 2001.

     2. EXCEPT as to the Due Date, all of the original terms and stipulations of the Note and any document memorializing any secured interest of the Second Party securing First Party's payment and performance of the Note are hereby ratified, affirmed and included as if herein copied in full.

     3. NOTHING HEREIN contained shall in any way impair the new held on said indebtedness; or alter, waiver, annul and vary or affect any provisions, conditions or covenant therein except as herein expressly provided; or affect or impair any rights, powers or remedies under said original Note; it being the intent of the parties hereto that the terms and provisions of said Note shall continue in full force and effect except as modified herein. This Extension of Note shall not constitute a novation.

     IN TESTIMONY WHEREOF, witness the signatures of the duly authorized of the First and Second Party, effective as of the date first hereinabove mentioned.



C5 Health, Inc.                          Millennium Health Communications, Inc.
("First Party")                              ("Second Party")


By: /s/ Timothy Novak                        By: /s/Eugene R. Biagi
Name: Timothy Novak                          Name: Eugene R. Biagi
Title:                                       Title: